UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-38962	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
0.375% Senior Notes due 2023	FISV23	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
2.250% Senior Notes due 2025	FISV25	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 14, 2020, New Omaha Holdings L.P. (“New Omaha”), which is owned by investment funds managed by Kohlberg Kravis Roberts & Co. L.P., completed the previously announced underwritten secondary public offering (the “Offering”) of 20,125,000 shares of common stock, par value $0.01 per share (the “common stock”), of Fiserv, Inc. (the “Company”) (which amount includes 2,625,000 shares pursuant to the full exercise of the option to purchase additional shares granted by New Omaha to the Underwriters (as defined below) solely to cover over-allotments). The Company did not sell any shares in, nor did it receive any proceeds from, the Offering.

In connection with the Offering, the Company repurchased from the Underwriters 1,817,520 shares of its common stock that were subject to the Offering at a price per share equal to the price per share paid by the Underwriters to New Omaha in the Offering (the “Share Repurchase”). The Share Repurchase was funded with cash on hand. The repurchased shares will be cancelled and no longer outstanding following the completion of the Share Repurchase.

Prior to the Offering, New Omaha owned 105,425,667 shares of common stock, representing approximately 15.7% of the Company’s outstanding shares of common stock, based on the number of shares outstanding as of October 23, 2020. Upon completion of the Offering, New Omaha owns shares of common stock representing approximately 12.7% of the Company’s outstanding shares of common stock, based on the number of shares outstanding as of October 23, 2020. The number of shares outstanding as of October 23, 2020 does not include any issuances or repurchases after such date, including the Share Repurchase.

In connection with the Offering, on December 9, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with New Omaha, BofA Securities, Inc., Citigroup Global Markets Inc. and KKR Capital Markets LLC, as representatives of the underwriters named therein (the “Underwriters”). The Underwriting Agreement contains representations and warranties and covenants that are customary for transactions of this type and provides for the Share Repurchase. In addition, each of the Company and New Omaha has agreed to indemnify the Underwriters against certain liabilities on customary terms.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 9, 2020, by and among the Company, New Omaha and BofA Securities, Inc., Citigroup Global Markets Inc. and KKR Capital Markets LLC, as representatives of the underwriters named therein.

5.1	Opinion of Lynn S. McCreary, Chief Legal Officer and Secretary of Fiserv, Inc.

5.2	Consent of Lynn S. McCreary, Chief Legal Officer and Secretary of Fiserv, Inc. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: December 14, 2020	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer and Treasurer